Press Release	Source: Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies Announces Plans to Exhibit at the Energy Forum & Expo '06 and Upcoming Technical Presentation at the Southwestern Petroleum Short Course

Thursday February 23, 9:30 am ET

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Feb. 23, 2006--Integrated Environmental Technologies, Ltd. (OTCBB:IEVM - News), through its wholly owned operating subsidiary, I.E.T., Inc., announced today that it will exhibit at the Energy Forum & Expo '06 to be held at Two Rivers Convention Center in Grand Junction, Colorado on Friday, February 24, 2006. This first annual Energy Expo is slated to bring together the industry's brightest minds, latest technologies and most visionary participants to discover and promote effective methods for continuing to provide for the energy needs of the future.

"We have customers in the oil and gas industry and the Energy Forum & Expo is another exciting opportunity for us to present our unique EcaFlo(TM) equipment to service and production companies seeking environmentally-responsible and cost-effective equipment to control bacteria," said IEVM President and CEO, William E. Prince.

In addition, IEVM announced that it will present a technical paper entitled: "Electrochemical Biocides - Environmentally Responsible Alternatives to Hazardous and Less Effective Products," at the 53rd Southwestern Petroleum Short Course to be held at the Lubbock Memorial Civic Center in Lubbock, Texas, on April 26 - 27, 2006. The conference is devoted to addressing petroleum production problems, techniques and technologies and allows companies, like IEVM, to present high quality technical papers dealing with oil and gas production operations.

"Pentagon Technical Services, Inc., our consultant in the oil and gas industry, has collaborated closely with our staff in developing the data relative to EcaFlo(TM) solutions contained within the technical paper that will be presented at this forum," stated William Prince. "We are pleased with the quality of empirical data on EcaFlo(TM) equipment's consistent ability to generate anolyte as a viable 'natural' biocide for this industry and many others."

About Integrated Environmental Technologies, Ltd. and its wholly owned operating subsidiary I.E.T., Inc:

IEVM is licensed in the United States by Electro-Chemical Technologies Ltd. I.E.T. designs, assembles, markets and sells equipment under the EcaFlo(TM) name brand. This specially designed and built equipment produces reliable, environmentally-friendly anolyte and catholyte solutions that utilize electro-chemical activation (ECA) to effectively control bacteria, viruses, fungi and other microorganisms without harming the environment.

To learn more about IEVM, please visit our websites at www.ietusa.net and www.ietltd.net.

Forward-Looking Statements: The statements in this press release regarding IEVM's exhibit at the Energy Forum & Expo, the white paper presentation, future opportunities and any other effect, result or aspect of IEVM's EcaFlo(TM) equipment and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to, the state of IEVM's current operations, IEVM's current sources of liquidity, applicability of IEVM's technology, marketing and sales of IEVM's EcaFlo(TM) equipment and any other difficulties related to IEVM's business plan, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements IEVM makes in this news release include market conditions and those set forth in reports or documents IEVM files from time to time with the SEC. IEVM undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Integrated Environmental Technologies, Ltd.

William E. Prince, 843-390-2500;

president@ietltd.net

Source: Integrated Environmental Technologies, Ltd.